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EXHIBIT 23.3

LETTER OF CONSENT

TO:	Suncor Energy Inc.
Re:	Suncor Energy Inc.

We refer to the following reports prepared by Gilbert Laustsen Jung Associates Ltd.:

  •
  the letter reports dated January 15, 2003, as to the synthetic crude oil reserves effective December 31, 2002 associated with the Corporation's oil sands operations located near Fort McMurray, Alberta;

  •
  the letter report dated January 24, 2003 as to the Firebag Project effective December 31, 2002;

  •
  the Reserve Determination and Evaluation of the Canadian Oil and Gas Properties of the Corporation's Natural Gas effective December 31, 2002, dated January 28, 2003; and

  •
  the Corporation's Natural Gas Constant Price Analysis effective December 31, 2002, dated January 22, 2003 (collectively, the "Reports").

We consent to the incorporation by reference in the Registration Statement of Suncor Energy Inc. (the "Company") on Form S-8 dated January 23, 2004, of our name, reference to and excerpts from the said reports by Suncor Energy Inc. relating to the reserves of the Company included in the Annual Report of the Company on Form 40-F for the fiscal year ended December 31, 2002.

Yours very truly,
GILBERT LAUSTSEN JUNG ASSOCIATES LTD.
ORIGINALLY SIGNED BY
Per:
	Name:	Dana B. Laustsen, P. Eng.
	Title:	Executive Vice-President
Calgary, Alberta Date: January 23, 2004

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  EXHIBIT 23.3
LETTER OF CONSENT